EDISON INTERNATIONAL

2006 Long-Term Incentives

Terms and Conditions

1.	LONG-TERM INCENTIVES

The long-term incentive awards granted in 2006 (“LTI”) for eligible persons (each, a “Holder”) employed by Edison International (“EIX”) or its participating affiliates (the “Companies”, or individually, the “Company”) include the following:

•

Nonqualified stock options to purchase shares of EIX Common Stock (“EIX Options”) as described in Section 3, such options to be awarded under the Equity Compensation Plan (the “ECP”) or the 2000 Equity Plan (collectively, the “Plans”);

•	Dividend equivalents to be awarded under the ECP as described in Section 4, such dividend equivalents to be paid in cash (“Dividend Equivalents”); and
•

Contingent EIX performance units (“Performance Shares”), 50% of which will be payable in the form of Stock Payments and 50% of which will be payable in cash, such Performance Shares to include related dividend equivalents payable in cash (“PS Dividends”), in each case as described in Section 5.

The LTI shall be subject to these 2006 Long-Term Incentives Terms and Conditions (these “Terms”). The LTI shall be administered by the Compensation and Executive Personnel Committee of the EIX Board of Directors (the “Committee”). The Committee shall have the administrative powers with respect to the LTI set forth in Section 3.2 of the ECP or Section 3.2 of the 2000 Equity Plan, as applicable.

2.	VESTING OF LTI
2.1

EIX Options and Dividend Equivalents. The EIX Options and Dividend Equivalents vest over a four-year period as described in this Section 2 (the “Vesting Period”). The effective “initial vesting date” will be January 2 of the year following the date of the grant, or six months after the date of the grant, whichever date is later. The EIX Options and Dividend Equivalents will vest as follows:

•	On the initial vesting date, one-fourth of the award will vest.
•	On January 2, 2008, an additional one-fourth of the award will vest.
•	On January 2, 2009, an additional one-fourth of the award will vest.
•	On January 2, 2010, the balance of the award will vest.
2.2

Performance Shares and PS Dividends. The Performance Shares and related PS Dividends will vest and become payable to the extent earned as determined at the end of the three-calendar-year period commencing on January 1, 2006, and ending December 31, 2008 (the “Performance Period”), subject to the provisions of Section 5.

2.3

Continuance of Employment/Service Required. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the LTI and the rights and benefits thereunder. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Holder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services except as provided in Section 8 below.

3.	EIX OPTIONS
3.1

Exercise Price. The exercise price of an EIX Option stated in the award certificate is the average of the high and low sales prices of EIX Common Stock on the New York Stock Exchange for the effective date of the award.

3.2

Cumulative Exercisability; Term of Option. The vested portions of the EIX Options will accumulate to the extent not exercised, and be exercisable by the Holder subject to the provisions of this Section 3 and Sections 8 and 9, in whole or in part, in any subsequent period but not later than January 4, 2016.

3.3

Method of Exercise. The Holder may exercise an EIX Option by providing written notice to EIX on the form prescribed by the Committee for this purpose accompanied by full payment of the applicable exercise price. Payment must be in cash or its equivalent acceptable to EIX. At the discretion of the Holder, EIX Common Stock valued on the exercise date at a per share price equal to the average of the high and low sales prices of EIX Common Stock on the New York Stock Exchange may be used to pay the exercise price, provided the Company can comply with any legal requirements and any shares used to pay the exercise price that were initially acquired from the Company have been owned by the Holder for more than six months. A broker-assisted "cashless" exercise may be accommodated for EIX Options at the discretion of EIX. Until payment is accepted, the Holder will have no rights in the optioned stock. The provisions of Section 11 must be satisfied as a condition precedent to the effectiveness of any purported exercise.

4.	DIVIDEND EQUIVALENTS
4.1

Dividend Equivalent Account. A Dividend Equivalent account will be established on behalf of the Holder. During the five-year period commencing January 3, 2006 and ending December 31, 2010, for each dividend declared on EIX Common Stock with an ex-dividend date on or after the date of grant, this account will be credited with the amount of dividends that would have been paid on the number of shares of EIX Common Stock covered by the Holder’s corresponding EIX Option award except as provided below. The Dividend Equivalents will be credited on the ex-dividend date for EIX Options held on that date unless the Dividend Equivalent has previously been terminated. Dividend Equivalents will accumulate in this account without interest. This account will be reduced by the amount of any Dividend Equivalents that are paid or terminated.

4.2

Timing of Payment. Dividend Equivalents will be paid on or as soon as administratively practical after the Payment Date that occurs on or next following the later of (i) the date such Dividend Equivalents are credited, or (ii) the date such Dividend Equivalents vest. A “Payment Date” shall occur on January 2 of each year; provided that if EIX has declared a dividend as of any particular January 2 for which the ex-dividend date will not occur until after that January 2, the “Payment Date” for that particular calendar year shall be the ex-dividend date corresponding to that particular dividend.

4.3

Form of Payment. Dividend Equivalents will be paid in cash; provided, however, that the Committee shall have discretion to make any such payment in the form of the number of whole shares of EIX Common Stock obtained by dividing (a) the amount of the vested Dividend Equivalents otherwise payable in cash pursuant to this Section 4, by (b) the average of the high and low sales prices per share of EIX Common Stock on the New York Stock Exchange for the date such amount becomes payable. In the event vested Dividend Equivalents are paid in shares of EIX Common Stock, any fractional shares resulting from the foregoing calculation will be paid in cash. The Dividend Equivalents are subject to termination and other conditions specified in Sections 8 and 9. Notwithstanding anything else herein to the contrary, no further Dividend Equivalents will accrue as to any EIX Option once that EIX Option is exercised, expires or otherwise terminates.

5.	PERFORMANCE SHARES AND PS DIVIDENDS
5.1

Performance Shares. Performance Shares are EIX Common Stock-based units subject to a performance measure based on the percentile ranking of EIX total shareholder return (“TSR”) among the TSRs for the stocks comprising the Comparison Group (as defined below) over the entire Performance Period. TSR is calculated using the average closing stock price for the relevant stock for the 20-trading-day period ending with the measurement date (or the immediately preceding trading day if the measurement date is not a trading day). A target number of contingent Performance Shares will be awarded. The Performance Shares include PS Dividends that will accumulate on the target number of Performance Shares awarded and be paid as provided in Section 5.4. The actual amount of Performance Shares and PS Dividends to be paid will depend on EIX’s TSR percentile ranking on the measurement date. The target number of Performance Shares and accumulated PS Dividends will be paid if EIX’s TSR rank is at the 50th percentile. Payment may range from nothing if EIX’s TSR is below the 40th percentile to three times the target number of Performance Shares and accumulated PS Dividends if EIX’s TSR percentile ranking is at the 90th percentile or higher. The payment multiple is interpolated for performance between the points indicated in the preceding two sentences on a straight-line basis.

The “Comparison Group” consists of the stocks comprising the Philadelphia Utility Index as the index is constituted on the measurement date, but deleting AES Corporation and adding Sempra Energy (in each case, if such stock is publicly traded on the measurement date), and adjusted as described below if there are less than 20 companies in such index as so adjusted on the measurement date. If the Comparison Group consists of less than 20 stocks on the measurement date, the stock with the median TSR for the entire Performance Period (or, if there are an even number of stocks in the Comparison Group before giving effect to this sentence, a stock deemed to have a TSR equal to the average TSR of the two stocks in the Comparison Group that fall in the middle of such group when ranked based on TSR for the entire Performance Period) shall be added back to the Comparison Group a sufficient number of times to bring the stocks comprising the Comparison Group to 20. (For purposes of clarity, if there are only 17 stocks in the Comparison Group before giving effect to the preceding sentence, the stock with the median TSR for the entire Performance Period will be added back to the Comparison Group a total of three times to bring the stocks comprising the Comparison Group to 20.)

5.2

Measurement Date. The performance measurement date will be the last business day of the Performance Period. On that date, the applicable payment multiple will be determined as provided in Section 5.1 above based on the EIX TSR percentile ranking achieved during the Performance Period.

5.3

Payment of Performance Shares. Each Performance Share earned will be worth one share of EIX Common Stock. One-half of the earned Performance Shares will be paid in EIX Common Stock as a Stock Payment under the ECP, and any fractional share will be paid in cash. The remaining one-half of the earned Performance Shares will be paid in cash; provided, however, that the Committee shall have discretion to pay such remaining one-half of the earned Performance Shares in EIX Common Stock as a Stock Payment under the ECP with any fractional shares to be paid in cash. The value of each Performance Share paid in cash will be equal to the average of the high and low sales prices per share of EIX Common Stock on the New York Stock Exchange for the measurement date. The shares of EIX Common Stock and the cash (if any) payable for the earned Performance Shares will be delivered within 30 days following the end of the Performance Period. The Performance Shares are subject to termination and other conditions specified in Sections 8 and 9, and to the provisions of Section 11.

5.4

PS Dividends Account. A PS Dividend account will be established and credited with an amount equal to each dividend declared during the Performance Period and that would have been paid on the number of shares of EIX Common Stock, including those payable in cash, equivalent to the Holder’s target Performance Share award. The PS Dividends will be credited on ex-dividend dates and will accumulate without interest. The PS Dividend payment will be determined by multiplying the amount accumulated in the account as of the measurement date by the TSR payment multiple determined under section 5.1.

5.5

Payment of PS Dividends. The PS Dividends will be paid in cash; provided, however, that the Committee shall have discretion to make such payment in the form of the number of whole shares of EIX Common Stock obtained by dividing (a) the amount of the PS Dividends otherwise payable in cash pursuant to this Section 5, by (b) the average of the high and low sales prices per share of EIX Common Stock on the New York Stock Exchange for the date such amount becomes payable. In the event vested PS Dividends are paid in shares of EIX Common Stock, any fractional shares resulting from the foregoing calculation will be paid in cash. The shares of EIX Common Stock and the cash (if any) payable for the PS Dividends will be delivered within 30 days following the end of the Performance Period. The PS Dividends are subject to termination and other conditions specified in Sections 8 and 9.

6.	DELAYED PAYMENT OR DELIVERY OF LTI GAINS

Notwithstanding any other provision herein, Holders who are eligible to defer salary under the EIX Executive Deferred Compensation Plan (the “EDCP”) may irrevocably elect to defer receipt of all or a part of the cash portion of any Dividend Equivalents or Performance Shares and PS Dividends pursuant to the terms of the EDCP. To make such an election, the Holder must submit a signed agreement in the form approved by, and in advance of the applicable deadline established by, the Committee. In the event of any timely deferral election, the LTI with respect to which the deferral election was made shall be paid in accordance with the terms of the EDCP.

7.	TRANSFER AND BENEFICIARY
7.1

Limitations on Transfers. Except as provided below and in Section 11, the LTI will not be transferable by the Holder and, during the lifetime of the Holder, the LTI will be exercisable only by him or her. The Holder may designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the LTI during the remaining term subject to the provisions of the Plans and these Terms. To the extent the LTI, or any portion thereof, is ordered paid to a third party pursuant to court order, levy, or any other assessment imposed by legal authority, a cash award will be substituted by EIX for such portion otherwise payable in EIX stock, rounded up to the next whole share.

7.2

Exceptions. Notwithstanding the foregoing, EIX Options of the CEOs of EIX, Edison Mission Group, Edison Mission Energy, Edison Capital, and Southern California Edison Company, and the EVPs of EIX are transferable to a spouse, children or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the Committee may determine.

8.	TERMINATION OF EMPLOYMENT
8.1

General. In the event of termination of the employment of the Holder for any reason other than those specified in Sections 8.2, 8.3 or 8.4, the LTI will terminate as follows: (i) the Holder’s unvested EIX Options and Dividend Equivalents will terminate for no value on the date such employment terminates, (ii) the Holder’s vested EIX Options will terminate for no value 180 days from the date on which such employment terminated (or, if earlier, on the last day of the applicable EIX Option Term) to the extent not theretofore exercised, and (iii) the Holder’s Performance Shares and PS Dividends will terminate for no value. Any fractional vested EIX Options will be rounded up to the next whole share. If such termination of employment occurs while Dividend Equivalents remain outstanding, any Dividend Equivalents vested as of the prior vesting date remaining unpaid on the termination date will be paid as provided in Section 4.

8.2

Retirement. If the Holder terminates employment on or after (A) attaining age 65 or (B) attaining age 55 with five “years of service,” as that term is defined in the Edison 401(k) Savings Plan, or (C) such earlier date that qualifies the Holder for retirement under any Company retirement plan (“Retirement”), then the vesting and exercise provisions of this Section 8.2 will apply.

(A)

EIX Options and Dividend Equivalents. The EIX Options and Dividend Equivalents will vest; provided, however, that in the event the Holder’s termination of employment occurs within one year following the date the applicable EIX Option is granted, the portion of the option (and any related Dividend Equivalents) that vests upon the Holder’s Retirement will be prorated by multiplying the total number of shares subject to the option (or related Dividend Equivalents, as applicable) by a fraction, the numerator of which shall be the number of whole calendar months in the year of grant that the Holder was employed by one or more of the Companies, and the denominator of which shall be twelve (12). In no event shall the Holder be credited with services performed during any portion of a calendar month (even if a substantial portion) if the Holder is not employed by one of the Companies as of the last day of such calendar month. The portion of the option not eligible to vest following the

Holder’s termination of employment after giving effect to the proration described in the preceding three sentences shall terminate upon the Holder’s termination of employment, and the Holder shall have no further rights with respect to such terminated portion. Any fractional EIX Options vested under this Section 8.2 will be rounded up to the next whole number. Although vested upon Retirement, the options will become exercisable on the schedule under which they would have been vested had the participant not retired (one-fourth of the option grant on the effective initial vesting date (January 2, 2007 or six months after the date of grant, whichever is later) and an additional one-fourth on January 2, 2008, 2009 and 2010), except that if the Holder dies, the then-outstanding portion of the option will be immediately exercisable as of the date of the Holder’s death. In the event pro-rated vesting is required in connection with the Holder’s retirement, the portion of the option that does vest will become exercisable first on the effective initial vesting date (up to the maximum number of shares that would have become exercisable on that date had no termination of employment occurred) and so on until the vested portion of the option becomes exercisable, except that if the Holder dies, the then-outstanding portion of the option will be immediately exercisable as of the date of the Holder’s death. Once exercisable, EIX Options will remain exercisable as provided in Section 3 for the remainder of the original EIX Option term. The vested Dividend Equivalents will be paid in accordance with the provisions of Section 4.

(B)

Performance Shares and PS Dividends. The Performance Shares and PS Dividends will vest and become payable at the end of the Performance Period to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period; provided, however, that if the Holder’s termination of employment occurs within one year following the date the applicable Performance Shares are granted, the portion of the Performance Shares (and any related PS Dividends) that will vest and become payable will equal (i) the portion that would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period, multiplied by (ii) a fraction, the numerator of which shall be the number of whole calendar months in the year of grant that the Holder was employed by one or more of the Companies, and the denominator of which shall be twelve (12). For this purpose, the number of “whole calendar months” shall be calculated as provided in Section 8.2(A) above. Performance Shares and PS Dividends will be payable to the Holder on the payment date to the extent of the EIX TSR ranking achieved as specified in Section 5.1. Any fractional Performance Shares vested under this Section 8.2 will be rounded to the next whole number. Any unvested Performance Shares and PS Dividends (after application of the foregoing vesting provisions) will terminate for no value as of the date of the Holder’s termination of employment.

8.3	Death or Disability. If the Holder’s employment terminates due to death or permanent and total disability, the provisions of this Section 8.3 will apply.
(A)

EIX Options and Dividend Equivalents. Any unvested EIX Options and Dividend Equivalents will immediately vest. The EIX Options will be exercisable immediately as of the date of such termination and will remain exercisable as provided in Section 3 for the remainder of the original EIX Option term. Dividend Equivalents will be paid in accordance with the provisions of Section 4.

(B)

Performance Shares and PS Dividends. The Performance Shares and PS Dividends will vest and become payable at the end of the Performance Period to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period.

8.4	Involuntary Termination Not for Cause. Upon involuntary termination of the Holder’s employment by his or her employer not for cause, the provisions of this Section 8.4 shall apply.
(A)

EIX Options and Dividend Equivalents. Unvested EIX Options will vest to the extent necessary to cause the aggregate number of shares subject to vested EIX Options (including any shares acquired pursuant to previously exercised EIX Options) to equal the number of shares granted multiplied by a fraction (not greater than 1), the numerator of which is the number of weekdays in the period from January 1 of the year of grant of the award through the one-year anniversary of the Holder’s last day of employment prior to termination of the Holder’s employment, and the denominator of which is the number of weekdays in the four calendar years 2006-2009. The Holder will have one year following the date of termination in which to exercise the EIX Options, or until the end of the EIX Option term, whichever occurs earlier, except that if the Holder qualifies for Retirement (as defined in Section 8.2) the EIX Options will become exercisable on the schedule specified in Section 8.2 and will remain exercisable for the remainder of the original EIX Option term. The Holder’s vested options will terminate for no value at the end of such period to the extent not theretofore exercised. The portion of the option not eligible to vest following the termination of the Holder’s employment after giving effect to the proration described in this Section 8.4(A) shall terminate upon the termination of the Holder’s employment, and the Holder shall have no further rights with respect to such terminated portion. Any fractional EIX Options vested under this Section 8.4 will be rounded up to the next whole number. The Dividend Equivalents will be vested on a pro-rata basis in the same manner as described above with respect to the EIX Options. The vested Dividend Equivalents will be paid in accordance with the provisions of Section 4.

(B)

Performance Shares and PS Dividends. The Performance Shares and related PS Dividends will vest to the extent necessary to cause the number of vested Performance Shares and related PS Dividends to equal the number of Performance Shares and related PS Dividends granted multiplied by a fraction (not greater than 1), the numerator of which is the number of weekdays the Holder was employed by EIX or a subsidiary from January 1 of the year of grant of the award through the one-year anniversary of the Holder’s last day of employment prior to termination of the Holder’s employment, and the denominator of which is the number of weekdays in the three calendar years 2006-2008. Such vested Performance Shares and related PS Dividends will be payable to the Holder on the payment date specified in Section 5 to the extent of the EIX TSR ranking achieved as provided in Section 5.1. Any fractional Performance Shares vested under this Section 8.4 will be rounded up to the next whole number. Any unvested Performance Shares and PS Dividends (after application of the foregoing vesting provisions) will terminate for no value as of the date of the Holder’s termination of employment.

8.5

Effect of Change of Employer. For purposes of the LTI only, involuntary termination of employment will be deemed to occur on the date the Holder’s employing company is no longer a member of the EIX controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code (the “Code”), regardless of whether Holder’s employment continues with that entity or a successor entity outside of the EIX controlled group. A termination of employment will not be deemed to occur for purposes of the LTI if a Holder’s employment by one EIX Company terminates but immediately thereafter the Holder is employed by another EIX Company.

9.	CHANGE IN CONTROL; EARLY TERMINATION OF LTI

Notwithstanding any other provision herein, in the event of a Change in Control of EIX (as defined in Section 9.4), the provisions of this Section 9 will apply.

9.1

EIX Options and Dividend Equivalents. Upon a Change in Control of EIX, all outstanding and unvested EIX Options and Dividend Equivalents will become fully vested; provided, however, that such acceleration provision will not apply, unless otherwise expressly provided by the Committee, with respect to any EIX Options (and related Dividend Equivalents) to the extent the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the EIX Options and Dividend Equivalents, or the EIX Options and Dividend Equivalents would otherwise continue in accordance with their terms, in the circumstances. Any EIX Options that become vested pursuant to this Section 9.1 shall terminate upon the related Change in Control of EIX; provided that the Holder of such EIX Option will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise such EIX Option in accordance with its terms before such termination (except that in no event will more than 10 days’ notice of the accelerated vesting and impending termination be required); and provided further, that the Committee may provide for such EIX Option, to the extent such option remains outstanding and unexercised, to be settled by a cash payment to the Holder of such option based upon the distribution or consideration payable to the holders of the EIX Common Stock upon or in respect of such event, such cash payment to be made as soon as practicable after the Change in Control of EIX. Any Dividend Equivalents that become vested pursuant to this Section 9.1 will be paid as provided in Section 4.

9.2

Performance Shares and PS Dividends. Upon a Change in Control of EIX, the Performance Period for all outstanding Performance Shares and PS Dividends will be shortened so that the Performance Period will be deemed to have ended on the last day prior to such Change in Control of EIX, and the Performance Shares and PS Dividends that will vest and become payable will be determined in accordance with Sections 5.1 and 5.3 based on such shortened Performance Period; provided, however, that this provision will not apply, unless otherwise expressly provided by the Committee, with respect to any Performance Shares (and related PS Dividends) to the extent the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Performance Shares and PS Dividends, or the Performance Shares and PS Dividends would otherwise continue in accordance with their terms, in the circumstances. Any Performance Shares and PS Dividends that become subject to a shortened Performance Period pursuant to this Section 9.2 shall be paid, to the extent such Performance Shares and PS Dividends become vested and payable after giving effect to the first sentence of this Section 9.2, to the Holder in cash within 30 days after the date of the Change in Control of EIX, and any such Performance Shares and PS Dividends that do not become vested and payable shall terminate for no value as of the date of the Change in Control of EIX.

9.3

Other Acceleration Rules. Any acceleration of LTI pursuant to this Section 9 will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur within a limited period of time not greater than 30 days prior to the Change in Control of EIX. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an LTI if an event giving rise to acceleration does not occur.

9.4	Definition of Change in Control of EIX. A “Change in Control of EIX” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
(A)

Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of EIX’s then outstanding securities. For purposes of this clause, “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that such term shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution; and the term “Beneficial Owner” shall mean as defined under Rule 13d-3 promulgated under the Exchange Act.

(B)	On any day after the date of grant (the “Reference Date”) Continuing Directors cease for any reason to constitute a majority of the Board. A director is a “Continuing Director” if he or she either:
(i)	was a member of the Board on the applicable Initial Date (an “Initial Director”); or
(ii)	was elected to the Board, or was nominated for election by EIX’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (b) above if his or her election, or nomination for election by EIX’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. For these purposes, “Initial Date” means the later of (A) the date of grant or (B) the date that is two (2) years before the Reference Date.

(C)

EIX is liquidated; all or substantially all of EIX’s assets are sold in one or a series of related transactions; or EIX is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of EIX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of EIX (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Notwithstanding the foregoing, a bankruptcy of EIX or a sale or spin-off of an affiliate of EIX (short of a dissolution of EIX or a liquidation of substantially all of EIX’s assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

(D)	The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control of EIX for purposes of the Plans.
10.	ENGAGING IN COMPETITION WITH EIX OR ITS AFFILIATES

In the event that a Holder who is at the level of Senior Vice President or above “competes” (as defined below) with any of the Companies prior to, or during the six-month period following, any exercise of an EIX Option, the Committee, in its sole discretion, may rescind such exercise within two years after such exercise. In the event of any such rescission, the Holder shall pay to EIX, or the Company by which the Holder is or was last employed, the amount of any gain realized as a result of the rescinded exercise in such manner and on such terms and conditions as the Committee may require, and EIX or such Company shall be entitled to set-off the amount of any such gain against any amount owed to the Holder by EIX or such Company. For purposes of this Section 10, “compete” shall mean the Holder’s rendering of services for any organization, or engaging directly or indirectly in any business that competes with the business of EIX or any of the Companies without the prior written consent of the General Counsel of EIX.

11.	TAXES AND OTHER WITHHOLDING

Upon any exercise, vesting, or payment of any LTI, the Company shall have the right at its option to:

•

require the Holder (or the Holder’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such LTI event or payment; or

•

deduct from any amount otherwise payable in cash to the Holder (or the Holder’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

To the extent that the receipt, exercise and/or vesting of any LTI requires tax withholding and a sufficient amount of cash (not otherwise deferred) is not generated from the underlying transaction to satisfy such withholding obligations, EIX shall (except as provided below) substitute a cash award for a number of shares of Common Stock otherwise issuable pursuant to the LTI, valued in a consistent manner at their fair market value as of the date of such receipt, exercise and/or vesting transaction, necessary to satisfy the minimum applicable withholding obligation in connection with such transaction to the extent that such withholding amount exceeds the amount of cash generated from the underlying transaction and not otherwise deferred. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. If for any reason EIX cannot or elects not to satisfy such withholding obligations in such manner, the Company shall have the right to satisfy such withholding obligations, or require the Holder to satisfy such withholding obligations, as otherwise provided above.

To the extent that the receipt, exercise and/or vesting of any LTI requires Garnishment Payments by the Company, and a sufficient amount of cash is not generated by the underlying transaction to satisfy the Garnishment Payment obligations arising from such transaction, the Company shall substitute a cash award for a number of shares of Common Stock otherwise issuable pursuant to the LTI having a fair market value on the payment date equal to the amount required by any Garnishment, less any cash received and not deferred in connection with such transaction. For this purpose, “Garnishment” means garnishment orders, levies, and other assessments imposed by legal authority and “Garnishment Payments” means payments required by the Company pursuant to any such Garnishment.

12.	CONTINUED EMPLOYMENT

Nothing in the award certificate or these Terms will be deemed to confer on the Holder any right to continue in the employ of any Company or interfere in any way with the right of the Companies to terminate his or her employment at any time.

13.	INSIDER TRADING; SECTION 16
13.1

Insider Trading. Each Holder shall comply with all EIX notice, trading and other policies regarding transactions in and involving EIX securities (including, without limitation, policies prohibiting insider trading).

13.2

Section 16. If an LTI is granted to a person who later becomes subject to the provisions of Section 16 of the Exchange Act (“Section 16”), the LTI will immediately and automatically become subject to the requirements of Rule 16b-3(d) and/or 16b-3(e) ( the “Rule”) and may not be exercised, paid or transferred until the Rule has been satisfied. In its sole discretion, the Committee may take any action to assure compliance with the requirements of the Rule, including withholding delivery to Holder (or any other person) of any security or of any other payment in any form until the requirements of the Rule have been satisfied. The Secretary of EIX may waive compliance with the requirements of the Rule if he or she determines the transaction to be exempt from the provisions of paragraph (b) of Section 16.

13.3

Notice of Disposition. The Holder agrees that if he or she should plan to dispose of any shares of stock acquired on the exercise of EIX Options (including a disposition by sale, exchange, gift or transfer of legal title) and the Holder is a person who is requested to preclear EIX securities transactions, the Holder will notify EIX prior to such disposition.

14.	AMENDMENT

The LTI are subject to the terms of the Plans as amended from time to time. EIX reserves the right to amend these Terms from time to time to the extent that EIX reasonably determines that the amendment is necessary or advisable to comply with applicable laws, rules or regulations or to preserve the intended tax consequences of the applicable LTI (including, without limitation, compliance with Section 409A of the Code and regulations thereunder, to the extent that Section 409A is applicable to the LTI). The LTI may not otherwise be amended or terminated (by amendment to or of a Plan or otherwise) in any manner materially adverse to the rights of the Holder of the affected LTI without such Holder’s consent.

15.	MISCELLANEOUS
15.1

Force and Effect. The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

15.2	Governing Law. These Terms will be construed under the laws of the State of California.
15.3

Notice. Unless waived by EIX, any notice required under or relating to the LTI must be in writing, with postage prepaid, addressed to: Edison International, Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.

15.4

Construction. These Terms shall be construed and interpreted to comply with Section 409A of the Code. EIX reserves the right to amend these Terms to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the LTI in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder. Additionally, when any provision of this document refers to a date, and that date falls on a holiday or weekend, the date shall be deemed to be the next succeeding business day, except that payment of the performance shares shall occur on December 31, 2008.

15.5

Transfer Representations. The Holder agrees that any securities acquired by him or her hereunder are being acquired for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof and that he or she understands that such securities may not be sold, transferred, pledged, hypothecated, alienated, or otherwise assigned or disposed of without either registration under the Securities Act of 1933 or compliance with the exemption provided by Rule 144 or another applicable exemption under such act.

15.6	Award Not Funded. The Holder will have no right or claim to any specific funds, property or assets of the Companies as to any award of LTI.

EDISON INTERNATIONAL

/s/ Barbara E. Mathews